Exhibit 4.54

Execution Version

SUPPLEMENTAL AGREEMENT NO. 2

18 DECEMBER 2008

DRILLSHIP KITHIRA OWNERS INC.

as Owner

DEUTSCHE BANK AG, LONDON BRANCH

as Bookrunner and Joint Mandated Lead Arranger

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

as Joint Mandated Lead Arranger

DEUTSCHE BANK AG, LONDON BRANCH

and

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

as Swap Banks

DEUTSCHE BANK LUXEMBOURG S.A.

as Facility Agent

and

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT

as Security Trustee

Relating to

US$562,500,000 CREDIT FACILITY AGREEMENT

Dated 18 July 2008

as amended and supplemented by Supplemental Agreement dated 17 September 2008

Allen & Overy LLP

London

THIS AGREEMENT is dated 18 December 2008

BETWEEN:

(1)	DRILLSHIP KITHIRA OWNERS INC., a corporation incorporated in the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as borrower (the Owner);

(2)	DEUTSCHE BANK AG, LONDON BRANCH as bookrunner and joint mandated lead arranger and bookrunner (in this capacity the Bookrunner and Joint Mandated Lead Arranger);

(3)	DEXIA CRÉDIT LOCAL, NEW YORK BRANCH as joint mandated lead arranger (in this capacity the Joint Mandated Lead Arranger);

(4)	DEUTSCHE BANK AG, LONDON BRANCH as swap bank (in this capacity a Swap Bank);

(5)	DEXIA CRÉDIT LOCAL, NEW YORK BRANCH as swap bank (in this capacity a Swap Bank);

(6)	DEUTSCHE BANK LUXEMBOURG S.A., as facility agent and acting on behalf of the Finance Parties (as defined in the Credit Agreement) (the Facility Agent); and

(7)	DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT as security trustee (in this capacity the Security Trustee).

WHEREAS:

(A)	By the credit facility agreement dated 18 July 2008 as amended and supplemented by a supplemental agreement dated 17 September 2008 between, inter alia, the Owner as the Borrower, the financial institutions referred to therein as Lenders, Deutsche Bank AG, London Branch as Bookrunner and Joint Mandated Lead Arranger, Dexia Crédit Local, New York Branch as Joint Mandated Lead Arranger, Deutsche Bank AG, London Branch and Dexia Crédit Local, New York Branch as Swap Banks, Deutsche Bank Luxembourg S.A. as the Facility Agent and Deutsche Bank AG Filiale Deutschlandgeschäft as the Security Trustee, (the Credit Agreement), the Lenders have made available to the Owner secured credit facilities up to US$562,500,000.

(B)	The Parties wish amend the Credit Agreement in accordance with the provisions of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

Unless a contrary indication appears, a term used in the Credit Agreement has the same meaning in this Agreement. The principles of construction set out in Clause 1.2 of the Credit Agreement shall have effect as if set out in this Agreement.

2.	AMENDMENTS TO THE CREDIT AGREEMENT

As of and with effect from the date of this Agreement, Clause 4.4 of the Credit Agreement will be amended to read as follows:

“4.4	Capitalisation of interest payable to Commercial Lenders and KEXIM Lenders

(a)	During the Pre-Completion Period the Commitment fee payable in accordance with Clause 22.1 (Commitment fee), and interest calculated and payable in accordance with Clause 7.1 (a)

and 7.1 (c) (other than any such Commitment fees or interest included in the Incidental Costs Loan or interest payable to the Eksportfinans Lenders under this Agreement) shall accrue and shall, on the last day of each Term during the Pre-Completion Period, be capitalised and added to the principal amount of the Loans outstanding.

(b)	The amount of any Incidental Loan Costs to be capitalised may not in any circumstances exceed, when aggregated with the Loans already made and amounts of Incidental Loan Costs already capitalised under the relevant Loan, the Maximum Facility Amount or cause the applicable LTC Ratio set out in Clause 4.2 (c) (i) or 4.2 (c) (ii) to be breached. Any Incidental Loan Costs due and payable which cannot be capitalised in accordance with this Clause 4.4 must be paid by the Owner on the due date.”

3.	REPRESENTATIONS AND WARRANTIES

The representations and warranties set out in Clause 14 (Representations and Warranties) of the Credit Agreement are true as if made on the date of this Agreement, in each case as if references to the Credit Agreement are references to the Credit Agreement, as amended by this Agreement, with reference to the facts and circumstances then existing.

4.	MISCELLANEOUS

(a)	This Agreement and the Credit Agreement as amended by this Agreement is a Finance Document.

(b)	Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and, from the date of this Agreement, the Credit Agreement and this Agreement will be read and construed as one document.

5.	FURTHER ASSURANCE

Each of the Parties hereto shall do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

6.	GOVERNING LAW AND JURISDICTION

The provisions of Clause 35 (Governing Law) and Clause 36 (Enforcement) of the Credit Agreement shall be incorporated in this Agreement as if they were set out in full in this Agreement and as if references in that Clause to “this Agreement” are references to this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATORIES

DRILLSHIP KITHIRA OWNERS INC. – SUPPLEMENTAL AGREEMENT

Owner

Signed by	/s/ Alexandros Mylonas
as attorney for	ALEXANDROS MYLONAS

DRILLSHIP KITHIRA OWNERS INC.
in the presence of:

Witness:	/s/ Dinitris Papavasileiou
DINITRIS PAPAVASILEIOU

The Bookrunner and Joint Mandated Lead Arranger

By:

as authorised signatory for

DEUTSCHE BANK AG, LONDON BRANCH

The Joint Mandated Lead Arranger

By:

as authorised signatory for

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

The Swap Banks

By:

as authorised signatory for

DEUTSCHE BANK AG, LONDON BRANCH

By:

as authorised signatory for

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

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SIGNATORIES

DRILLSHIP KITHIRA OWNERS INC. – SUPPLEMENTAL AGREEMENT

Owner

Signed by as attorney for
DRILLSHIP KITHIRA OWNERS INC. in the presence of:

Witness:

The Bookruner and Joint Mandated Lead Arranger

By:	/s/ Illegible /s/ Illegible

as authorised signatory for

DEUTSCHE BANK AG, LONDON BRANCH

The Joint Mandated Lead Arranger

By:

as authorised signatory for

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

The Swap Banks

By:	/s/ Illegible /s/ Illegible

as authorised signatory for

DEUTSCHE BANK AG, LONDON BRANCH

By:

as authorised signatory for

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

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SIGNATORIES

DRILLSHIP KITHIRA OWNERS INC. – SUPPLEMENTAL AGREEMENT

Owner

Signed by as attorney for
DRILLSHIP KITHIRA OWNERS INC. in the presence of:

Witness:

The Bookrunner and Joint Mandated Lead Arranger

By:

as authorised signatory for

DEUTSCHE BANK AG, LONDON BRANCH

The Joint Mandated Lead Arranger

By:	/s/ Daniel Ivanier
DANIEL IVANIER
General Manager

as authorised signatory for

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

The Swap Banks

By:

as authorised signatory for

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Daniel Ivanier
DANIEL IVANIER
General Manager

as authorised signatory for

DEXIA CRÉDIT LOCAL, NEW YORK BRANCH

The Facility Agent

acting on its own behalf and or behalf of the Finance Parties

By:	/s/ Illegible /s/ Illegible

as authorised signatory for

DEUTSCHE BANK LUXEMBOURG S.A.

The Security Trustee

By:

as authorised signatory for

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT

The Facility Agent

acting on its own behalf and on behalf of the Finance Parties

By:

as authorised signatory for

DEUTSCHE BANK LUXEMBOURG S.A.

The Security Trustee

By:	/s/ Illegible /s/ Illegible

as authorised signatory for

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT

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